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               MANAGEMENT AGREEMENT, dated as of February 24, 1998 (the
               "Agreement"), between Granaria Holdings B.V., a Netherlands corporation ("Granaria"), and Eagle-Picher Industries, Inc., an Ohio corporation (the "Company").

                                  INTRODUCTION

               Granaria has previously provided services to the Company in connection with the transactions contemplated by the Merger Agreement, dated as of December 23, 1997, as amended, among the Company, the Eagle-Picher Injury Settlement Trust, Eagle-Picher Holdings, Inc. and E-P Acquisition, Inc. The Company desires for Granaria to provide certain ongoing consulting and advisory services to the Company, and Granaria is willing to provide such services subject to the terms and conditions contained in this Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

               1. Services. The Company hereby engages Granaria for the term of this Agreement and upon the terms and conditions herein set forth to provide consulting and management advisory services to the Company, as reasonably requested by the Board of Directors of the Company. These services will be in connection with financial and strategic corporate planning and such other management services as Granaria and the Board of Directors of Company shall mutually agree.

               2. Compensation. In consideration of the services previously provided and to be provided in accordance with Section 1, the Company shall pay to Granaria (and/or to such of Granaria's affiliates as Granaria may direct) an annual management fee equal to $1.75 million to be paid to Granaria by the Company in equal quarterly installments each year, payable in arrears beginning May 31, 1998.

               3. Indemnification. In addition to its agreements and obligations under this Agreement, the Company agrees to indemnify and hold harmless Granaria, and its affiliates (including its officers, directors, stockholders, partners, members, employees and agents) from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), relating to or arising out of the advisory and consulting services contemplated by this Agreement or the engagement of Granaria pursuant to, and the performance by the Granaria of the services contemplated by, this Agreement and to reimburse Granaria and any other such indemnified person for all costs and expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with Granaria's performance under this Agreement (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company will not be liable under the foregoing indemnification provision for any claims, liabilities, losses, damages or expenses to the extent that they are determined by a court, in a final judgment from which no appeal may be taken, to have


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resulted solely from the gross negligence or willful misconduct of Granaria (or such other indemnified person).

               4. Permissible Activities. Subject to all applicable provisions of applicable law that impose fiduciary liabilities upon Granaria or its affiliates or their respective officers and directors, nothing in this Agreement shall in any way preclude Granaria, its affiliates or their respective officers and directors from engaging in any business activities or from performing services for its or their own account of others, including companies which may be in competition with the business conducted by the Company.

               5. Notice. All notices hereunder, to be effective, shall be in writing and shall be mailed by certified mail, postage prepaid as follows:

               (i)    If to Granaria:

                      Granaria Holdings B.V.
                      Lange Voorhout 16
                      P.O. Box 233
                      2501 CE The Hague
                      The Netherlands
                      Attention:    Joel P. Wyler
                                    Chairman

               (ii)   If to the Company:

                      Eagle-Picher Industries, Inc.
                      Suite 500
                      250 East Fifth Street
                      Cincinnati, Ohio  45201
                      Attention:    Andries Ruijssenaars
                                    President

               6. Termination. This Agreement may be terminated by Granaria at any time by written notice to the Company. In addition, this Agreement will terminate automatically as of the earlier of (i) the tenth anniversary of this Agreement and (ii) the end of the fiscal year in which Granaria and its affiliates, in the aggregate, beneficially own less than 10% of the Company's outstanding common stock.

               7. Modifications. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

               8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing,


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Granaria may elect to have its obligations hereunder performed in whole or in part by a partnership or other entity affiliated with Granaria, and Granaria may direct that any compensation (including all or a portion of the management fee) be paid to the affiliate performing the services hereunder with respect thereto.

               9. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit or describe the scope or substance of any provision and shall not affect the validity of any other provision.

               10. Governing Law. This Agreement shall be construed under and governed by the laws of New York, without reference to its conflicts of law principles.

               11. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.


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               IN WITNESS WHEREOF, the parties have duly executed this Agreement as a sealed instrument as of the date first above written.

                                            GRANARIA HOLDINGS B.V.

                                            By: /s/ JOEL P. WYLER
                                               ---------------------------
                                              Name:   Joel P. Wyler
                                              Title:  Chairman

                                            EAGLE-PICHER INDUSTRIES, INC.

                                            By: /S/ ANDRIES RUIJSSENAARS
                                               ---------------------------
                                              Name:   Andries Ruijssenaars
                                              Title:  President

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